FIRST AMENDMENT
                                    TO
                    AMENDED AND RESTATED LOAN AGREEMENT


          This First Amendment to Amended and Restated Loan Agreement (this "Amendment") is entered into as of October 10, 1997, by and between Comerica Bank-California ("Bank") and C-Cube Microsystems, Inc. ("Borrower").

                                 RECITALS

          Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of September 27, 1996 (the
     "Agreement"). Borrower and Bank desire to amend the terms of the Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, the parties agree as follows:

          1. Amendments to Agreement. The Agreement is amended as follows:

               a. The following defined terms in Section 1.1 are amended in their entirety to read as follows:

                    "Committed Line" means Thirty Million Dollars
          ($30,000,000).

                    "Maturity Date" means May 1, 1999.

               b. Subsection (a) of Section 2.1.1 is amended in its entirety to read as follows:

                    "(a)   Subject to the terms and conditions of this
          Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the Committed Line minus (ii) the then outstanding principal balance of the Advances, provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed Fifteen Million Dollars ($15,000,000). Each Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Maturity Date, provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement. All amounts actually paid by Bank in respect of a Letter of Credit shall, when paid, constitute an Advance under this Agreement."

               c. Clause (a) of Section 5.3 is amended to read as follows:

                    "(a) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer;"

               d. Section 6.3 is amended in its entirety to read as follows:

                    "6.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided Borrower may enter into mergers, consolidations or acquisitions if no Event of Default has occurred and is continuing or would exist immediately after the consummation of such transaction (i) between any Subsidiaries or between Borrower and any Subsidiary or (ii) in which the consideration is stock (in any amount) or in cash in an amount less than Sixty Million Dollars ($60,000,000) provided that, in any such transaction Borrower is the surviving entity following the consummation of such transaction."

               e. Exhibit A to the Agreement is replaced with Exhibit A attached hereto.

               f. The Agreement shall be and hereby is supplemented by the Libor Supplement to Agreement (the "Supplement") attached hereto as Appendix 1, which shall form a part of and is incorporated into the Agreement.

          2. Fees and Expenses. Borrower agrees to pay to Bank a fee equal to Seventy-Five Thousand Dollars ($75,000), which fee shall be deemed to be fully earned and nonrefundable as of the date hereof, provided that Bank, in its sole discretion, may waive such fee or any portion thereof if Borrower maintains sufficient reserves in its depository accounts with Bank. Any portion of such fee not waived by Bank shall be payable on demand, or if no demand is made, then quarterly in arrears. In addition, as a condition to the effectiveness of this Amendment, Borrower shall pay to Bank all Bank Expenses incurred in connection with the preparation and negotiation of this Amendment.

          3. Other Defined Terms. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect and is hereby ratified and confirmed.

          4. Representations and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred.

          5. Promissory Note. As a condition to the effectiveness of this Amendment, Borrower shall execute and deliver to Bank a Revolving Promissory Note in the form of Exhibit A hereto. Upon receipt by Bank of such Revolving Promissory Note, duly executed and delivered by Borrower, Bank shall cancel and return to Borrower the previously existing Revolving Promissory Note.

          6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.



     C-CUBE MICROSYSTEMS, INC.

     By:     /s/ John J. Hagedorn
          ---------------------------------
     Title:  VP / CFO
          ---------------------------------

     COMERICA BANK-CALIFORNIA

     By:     /s/ Alan Jepsen
          ---------------------------------
     Title:  VP and Assistant Manager
          ---------------------------------




















                                 EXHIBIT A
                         REVOLVING PROMISSORY NOTE
     $30,000,000                                    San Jose, California
                                                    Date: October 10, 1997

          C-CUBE MICROSYSTEMS, INC., ("Borrower"), for value received, hereby promises to pay to the order of COMERICA BANK-CALIFORNlA ("Bank"), in lawful money of the United States of America, pursuant to that certain Loan Agreement dated as of September 27, 1996, by and between Borrower and Bank, as amended (the "Loan Agreement"), (i) the principal amount of $30,000,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the maturity date hereof.

          This Note is the promissory note referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

          Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

          Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

          All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

          Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

          Upon the occurrence of a default hereunder or an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

          Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

          The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

     C-CUBE MICROSYSTEMS, INC.

     By:            /s/ John J. Hagedorn
               --------------------------------------
     Printed Name:  John J. Hagedorn
               --------------------------------------
     Title:         VP / CFO
               --------------------------------------


                                APPENDIX 1
                       LIBOR SUPPLEMENT TO AGREEMENT


          This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Amended and Restated Loan Agreement dated as of September 27, 1996, between Comerica Bank-California ("Bank") and C-Cube Microsystems, Inc. ("Borrower"), as amended (the "Agreement") and forms a part of and is incorporated into the Agreement. Except as otherwise defined in this Supplement, capitalized terms shall have the meanings assigned in the Agreement.

          1.    Definitions.

          "Base Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the Base Rate in accordance with the terms hereof.

          "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

          "Interest Period" means for each LIBOR Rate Advance, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided further in all cases such period shall expire not later than the applicable Maturity Date.

          "Interest Rate" shall mean as to: (a) Base Rate Advances, a rate equal to the Base Rate; and (b) LIBOR Rate Advances, a rate of 1.25% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

          "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

          "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

          "LIBOR Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

          "Regulatory Change" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.


          2. Requests for Advances; Confirmation of Initial Advances. Each LIBOR Rate Advance shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (San Jose, California time) on the Business Day three (3) Business Days prior to the date such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day; the amount of such Advance, the Interest Period for such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

          Each written request for a LIBOR Rate Advance shall be in the form of a LIBOR Rate Advance Form as set forth on Exhibit 1, which shall be duly executed by a Responsible Officer.


          3.   Conversion/Continuation of Advances.

               (a) Borrower may from time to time submit in writing a request that Base Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Base Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit 2, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Base Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances shall continue, as the case may be provided that:

                    (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                    (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Agreement.

                    (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Advances;

                    (iv) the amount of a LIBOR Rate Advance shall be $1,000,000 or such greater amount which is an integral multiple of $100,000; and

                    (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Advance.

          Any request by Borrower to convert Base Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

               (b) Any LIBOR Rate Advances shall automatically convert to Base Rate Advances upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances shall, at Bank's option, convert to Base Rate Advances in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Agreement shall terminate, or (iii) the aggregate principal amount of the Base Rate Advances which have previously been converted to LIBOR Rate Advances, or the aggregate principal amount of existing LIBOR Rate Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Committed Line. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's deposit account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances to Base Rate Advances pursuant to any of the foregoing.

               (c) On all Advances, Interest shall be payable by Borrower to Bank monthly in arrears not later than the last day of each calendar month at the applicable Interest Rate.

          4. Additional Requirements/Provisions Regarding LIBOR Rate Advances; Etc.

               (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such Advance, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

               (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                    (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

                    (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank
     (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate"); or

                    (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

     Bank will notify Borrower of any event occurring after the date of the Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

               (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

               (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

               (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

          IN WITNESS WHEREOF, the undersigned have executed this LIBOR Supplement to Agreement as of the first date above written.


     C-CUBE MICROSYSTEMS, INC.


     By:       /s/ John J. Hagedorn
          ------------------------------------
     Title:    VP / CFO
          ------------------------------------


     COMERICA BANK-CALIFORNIA

     By:       /s/ Alan Jepsen
          ------------------------------------
     Title:    VP and Assistant Manager
          ------------------------------------




                                 EXHIBIT 1

                          LIBOR RATE ADVANCE FORM


          The undersigned hereby certifies as follows:

          I, _______________________, am the duly elected and acting _______________________ of C-Cube Microsystems, Inc. ("Borrower").

          This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan Agreement by and between Borrower and Comerica Bank-California ("Bank") (the "Agreement"). The terms used in this Borrowing Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

          Borrower hereby requests on ______________, 19__ a LIBOR Rate Advance (the "Advance") as follows:

          (a) The date on which the Advance is to be made is ______________, 19___.

          (b)   The amount of the Advance is to be _____________
        ($___________), for an Interest Period of month(s).

          All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

          IN WITNESS WHEREOF, this LIBOR Rate Advance Form is executed by the undersigned as of this ______ day of ______________, 19__.


        C-CUBE MICROSYSTEMS, INC.

        By:
             ---------------------------------
        Title:
             ---------------------------------

        For Internal Bank Use Only

        LIBOR Pricing Date  LIBOR Rate  LIBOR Rate Variance  Maturity Date


                                 EXHIBIT 2

              LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

          The undersigned hereby certifies as follows:

          I, _____________, am the duly elected and acting ________________
     of  C-Cube Microsystems, Inc. ("Borrower").

          This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan Agreement by and between Borrower and Comerica Bank-California ("Bank") (the "Agreement"). The terms used in this LIBOR RateConversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

          Borrower hereby requests on _________________, 19___ a LIBOR Rate Advance (the "Advance") as follows:

          (a)  ---  (i)  A rate conversion of an existing Base Rate Advance from a Base Rate Advance to a LIBOR Rate Advance; or

               ---  (ii) A continuation of an existing LIBOR Rate Advance as a LIBOR Rate Advance;

                         [Check (i) or (ii) above]

          (b)  The date on which the Advance is to be made is ______, 19___.

(c)  The amount of the Advance is to be _________($_______), for an
               Interest Period of _________ month(s).

          All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

          IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _________ day of _________________ 19___.


     C-CUBE MICROSYSTEMS, INC.

     By:
          ---------------------------------

     Title:
          ---------------------------------


     For Internal Bank Use Only

     LIBOR Pricing Date  LIBOR Rate  LIBOR Rate Variance  Maturity Date



                             SECOND AMENDMENT
                                    TO
                    AMENDED AND RESTATED LOAN AGREEMENT


          This Second Amendment to Amended and Restated Loan Agreement (this "Amendment") is entered into as of October 10, 1997, by and between Comerica Bank-California ("Bank") and C-Cube Microsystems, Inc. ("Borrower").

                                 RECITALS

          Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of September 27, 1996, as amended (the "Agreement"). Borrower and Bank desire to amend the terms of the Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, the parties agree as follows:

          1. Amendments to Agreement. The Agreement is amended as follows:

               a. Section 5.8 is amended in its entirety to read as follows:

                    "5.8 Quick Ratio. Borrower shall maintain, as of the last day of each calendar quarter, a ratio of Quick Assets to Current Liabilities of at least 1.75 to 1.0."

               b. Section 5.9 is amended in its entirety to read as follows:

                    "5.9 Debt-Net Worth Ratio. Borrower shall maintain, as of the last day of each calendar quarter, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1.0."

               c. Section 5.10 is amended in its entirety to read as follows:

                    "5.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar quarter, a Tangible Net Worth of not less than the sum of (i) One Hundred Eighty Million Dollars ($180,000,000), plus (ii) 75% of Borrower's quarterly profits commencing with the quarter ending September 30, 1997, plus (iii) 100% of the proceeds of the sale or issuance of Borrower's equity securities or Subordinated Debt from and after September 30, 1997, minus (iv) any in-process research and development expense write-offs in connection with acquisitions permitted by the terms of this Agreement, up to a maximum of $50,000,000 during the term of this Agreement."

               d. Section 5.11 is amended in its entirety to read as follows:

                    "5.11 Profitability. Borrower shall be profitable on an operating and after tax basis for each fiscal quarter, except that Borrower may incur a loss for one fiscal quarter in any fiscal year of not more than $3,000,000."

               e. Exhibit C to the Agreement is replaced with Exhibit C attached hereto.

          2. Fees and Expenses. As a condition to the effectiveness of this Amendment, Borrower shall pay to Bank all Bank Expenses incurred in connection with the preparation and negotiation of this Amendment.

          3. Other Defined Terms. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect and is hereby ratified and confirmed.

          4. Representations and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred.

          5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


          C-CUBE MICROSYSTEMS, INC.

          By:     /s/ John J. Hagedorn
               ----------------------------------------------
          Title:  VP / CFO
               ----------------------------------------------


          COMERICA BANK-CALIFORNIA

          By:     /s/ Alan Jepsen
               ----------------------------------------------

          Title:  VP & Assistant Manager
               ----------------------------------------------








                                 EXHIBIT C
                          COMPLIANCE CERTIFICATE

     TO:     COMERICA BANK-CALIFORNIA

     FROM:   C-CUBE MICROSYSTEMS, INC.

          The undersigned authorized officer of C-Cube Microsystems, Inc. ("Borrower") hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.


     Reporting Covenant                 Required                  Complies

     Quarterly financial statements     Quarterly within 45 days  Yes   No
     Annual (CPA Audited)               FYE within 90 days        Yes   No


     Financial Covenant                 Required       Actual     Complies

     Maintain on a Quarterly Basis:

       Minimum Quick Ratio              1.75:1.0       ____:1.0   Yes   No
       Maximum Debt/Tangible Net Worth  0.75:1.0       ____:1.0   Yes   No
       Minimum Tangible Net Worth       $180,000,000*  $______    Yes   No

     Profitability:  Quarterly          $1.00**        $______    Yes   No

       * plus 75% of quarterly profits, plus 100% of proceeds of new equity or Subordinated Debt.
       ** Borrower may incur a loss in one quarter in any fiscal year of no more than $3,000,000.



          Comments Regarding Exceptions:   See Attached.


          Sincerely,  ------------------------------
                       SIGNATURE

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                       TITLE

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                       DATE